EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: MARK SEMANIE
July 30, 2013	ACTING CHIEF FINANCIAL OFFICER
(301) 430-2500

OLD LINE BANCSHARES, INC. REPORTS STRONG ORGANIC GROWTH IN ADDITION TO THE ACQUISITION OF WSB HOLDINGS, INC. DURING THE SIX MONTHS ENDED JUNE 30, 2013

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reported that total assets and net loans both increased by 33.1% while deposits increased by 35.4% for the six months ended June 30, 2013. The increases were attributable to strong organic growth as well as the completion of the previously announced merger with WSB Holdings, Inc. (“WSB”).  Net income decreased $2.1 million to a net loss of $84,285 for the three months ended June 30, 2013, compared to net income of $2.0 million for the three months ended June 30, 2012.  Earnings were ($0.01) per basic and diluted common share for the three months ended June 30, 2013 and $0.30 and $0.29, respectively, per basic and diluted common share, for the same period in 2012.  This decrease is primarily the result of $2.9 million of merger related expenses incurred during the second quarter of 2013.  These merger related expenses were primarily related to legal fees, investment banking fees, severance and charges associated with the termination of WSB’s core data processing contract.  Earnings were $1.2 million for the six months ended June 30, 2013, compared with $3.8 million for the same six month period last year.  Earnings were $0.16 and $0.15, respectively, per basic and diluted common share compared to $0.55 per basic and diluted share for the same period last year.  As with the three month period, the decrease is primarily the result of an increase in non-interest expenses including merger related costs that totaled $3.0 million for the six month period as a result of merger with WSB.

HIGHLIGHTS:

•	The merger with WSB became effective May 10, 2013 causing total assets to grow to $1.1 billion at June 30, 2013 compared to $861.9 million at December 31, 2012

•
Net loss of $84,285, or $0.01 per basic share was recorded for the three month period ending June 30, 2013, compared to net income of $2.0 million or $.30 per basic share for the second quarter of 2012, representing a decrease of $2.1 million compared to the second quarter of 2012.

•	Net income was $1.2 million or $0.16 per basic share for the six months ended June 30, 2013 compared to $3.8 million, or $0.55 per basic share for the same period in 2012.

•	Net loans increased by $196.8 million, or 33.1%, since December 31, 2012.

•	Total deposits grew by $260.1 million, or 35.4%, since December 31, 2012.

•
The second quarter Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were (0.03%) and (0.35%), respectively, compared to ROAA and ROAE of 0.99% and 12.27%, respectively, for the second quarter of 2012.

•	For the six months ended June 30, 2013, ROAA and ROAE were 0.26% and 2.89%, respectively, as compared to ROAA and ROAE of 0.93% and 11.59%, respectively, for the six months ended June 30, 2012.

•	The net interest margin for the second quarter of 2013 was 4.28% compared to 4.84% for the same period in 2012.

•	Non-performing assets increased to 1.92% of total assets at June 30, 2013 compared to 1.31% at June 30, 2012 and 1.12% at December 31, 2012.

The significant increase in total loans for the six month period included $43.2 million, or 6.77% of organic growth and $153.5 million of loans acquired in the WSB transaction. Loan growth is comprised of an organic increase of $16.7 million, or 2.61% in the first quarter and $26.5 million, or 4.16% in the second quarter.  Similarly, deposit growth was comprised of $37.2 million, or 4.81% of organic growth and $222.9 of deposits acquired in the WSB transaction.  Deposits increased organically by $13.0 million, or 1.69% in the first quarter and $24.1 million or 3.12% in the second quarter.

 “We continue to generate strong organic loan growth while maintaining above average margins.  As a result of the merger with WSB, we incurred anticipated merger and acquisition expenses during the quarter which negatively impacted second quarter and year to date earnings,” stated James W. Cornelsen, President and Chief Executive Officer “With the dedication and teamwork of both organizations, the two core processing systems will be merged. We expect that project to be completed during the fourth quarter of 2013.  We believe that Old Line Bank is well positioned to continue its profitable growth while also executing on our strategic initiatives to maximize shareholder value.  We will maintain the WSB mortgage department which should enhance non-interest income.  We also expect that the new Montgomery County, Maryland loan production office and the Old Line Financial Services team will increase interest and fee income in the future.”

The decrease in net income during the second quarter of 2013 compared to the second quarter of 2012 was primarily the result of a $4.3 million, or 68.58%, increase in total non-interest expense, which was partially offset by a $740,000 increase in net interest income and a $175,000 decrease in the provision for loan losses.  The increase in non-interest expenses was mainly attributable to increases in merger and integration expenses as well as salaries and benefits, occupancy and equipment expenses and data processing expenses.  As noted above, merger and integration expenses increased $2.9 million compared to the same period in 2012 as a result of the WSB transaction.  Salaries and benefits increased by $1.1 million or 36.43%, when compared to the second quarter of 2012 primarily as a result of the acquisition of WSB.  Occupancy and equipment expenses increased $300,000 or 32.85% compared to the same period in 2012 primarily due to the additional branches acquired in the acquisition of WSB.  In addition, a decrease of $800,000 in the fair value accretion in the three month period ended June 30, 2013, to $300,000 compared to $1.1 million for the three month period ended June 30, 2012 contributed to the decrease in net income.

Non-performing assets to total assets increased to 1.92% at June 30, 2013 compared to 1.12% at December 31, 2012 and 1.31% at June 30, 2012. The increase in non-performing assets from the prior periods is primarily the result of acquiring $22 million of non-performing assets from WSB in the merger.  The percentage of non-performing assets after the completion of the Maryland Bankcorp acquisition in 2011 was similarly high, at 1.89%, but decreased in the periods following such acquisition, and we expect a similar decrease following the recent acquisition of WSB as well. The allowance for loan losses as a percent of gross loans decreased to 0.53% as compared to 0.71% at June 30, 2012.  The decrease in the allowance for loan losses as a percent of gross loans is primarily a result of the addition of the acquired loans which are recorded at estimated fair value on their purchase date with no carryover of the related allowance for loan and lease losses.  The legacy loan portfolio’s asset quality remained strong during the quarter ended June 30, 2013.  As a result, the provision expense was decreased for the second quarter of 2013 as compared to the same quarter in 2012.  Based on internal analysis, the ratio of non-performing assets to total assets, and the satisfactory historical performance of the loan portfolio, management believes that the allowance continues to appropriately reflect the inherent risk of loss in the portfolio and the current economic climate regarding the loans acquired in an acquisition. However, should there be  any evidence that there is deterioration in the loan portfolio  the allowance will be adjusted accordingly through a charge to provision expense to increase the allowance.

As previously reported, the Company announced the merger with WSB became effective May 10, 2013.  Until final conversion, it is anticipated that the Company will continue to incur merger related expenses that may cause earnings to be lower than would otherwise be expected.  However, future merger related costs should be substantially lower than those incurred to date and it is anticipated the WSB merger will be accretive to earnings by the first quarter of 2014. This combination created a $1.1 billion banking institution and has allowed Old Line to expand its financial services with the addition of a successful and growing mortgage origination team.  Old Line also anticipates that the acquisition and integration of WSB will enhance the liquidity of its  stock as well as  overall financial condition and operating performance.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 23 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to the anticipated effects on us and our stock of our recent merger with WSB, including that the merger will be accretive to earnings by the first quarter of 2014 and anticipated merger costs going forward, anticipated decreases in our percentages of non-performing assets following the recent WSB acquisition, continued profitable growth, , increased interest and fee income and the adequacy of our loan loss allowance constitute “forward-looking statements” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, that integrating WSB’s business into our own could take longer or be more difficult than anticipated, deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally, sustained high levels of or further increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

 Old Line Bancshares, Inc. & Subsidiaries
 Consolidated Balance Sheets

	June 30, 2013	March 31, 2013	December 31, 2012 (1)	September 30, 2012	June 30, 2012	March 31, 2012
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$50,689,336	$37,651,112	$28,332,456	$43,813,588	$37,533,354	$24,018,472
Interest bearing accounts	30,352	30,291	130,192	26,137	122,824	1,020,231
Federal funds sold	3,017,257	331,153	228,113	908,495	508,150	1,094,891
Total cash and cash equivalents	53,736,945	38,012,556	28,690,761	44,748,220	38,164,328	26,133,594
Investment securities available for sale	184,190,791	154,081,188	171,541,222	180,363,532	168,502,783	163,204,721
Loans, less allowance for loan losses	791,936,893	611,850,594	595,144,928	573,147,401	573,146,131	552,843,016
Equity securities at cost	3,709,490	3,174,220	3,615,444	3,828,237	3,765,079	3,894,766
Premises and equipment	35,313,769	24,912,937	25,133,013	23,883,734	23,763,775	23,651,682
Accrued interest receivable	3,623,274	2,511,753	2,639,483	2,606,790	2,592,123	2,562,773
Prepaid income taxes	621,176	-	-	-	-	27,964
Deferred income taxes	23,111,238	8,015,351	7,139,545	6,791,483	7,346,728	7,307,974
Bank owned life insurance	30,135,483	16,977,347	16,869,307	16,757,707	16,644,925	16,530,205
Prepaid pension	-	-	-	1,030,551	1,030,551	1,030,551
Other real estate owned	5,396,654	2,726,910	3,719,449	3,231,449	3,490,730	3,919,461
Goodwill	6,847,424	633,790	633,790	633,790	633,790	633,790
Core deposit intangible	5,749,737	3,513,889	3,691,471	3,869,054	4,046,636	4,224,218
Other assets	2,711,768	2,575,612	3,038,064	2,990,530	3,036,820	3,727,066
Total assets	$1,147,084,642	$868,986,147	$861,856,477	$863,882,478	$846,164,399	$809,691,781

Deposits
Non-interest bearing	$213,570,493	$188,172,189	$188,895,263	$185,347,907	$186,639,878	$169,180,497
Interest bearing	781,968,601	560,330,114	546,562,555	545,730,571	532,956,475	517,467,161
Total deposits	995,539,094	748,502,303	735,457,818	731,078,478	719,596,353	686,647,658
Short term borrowings	28,818,101	31,510,107	37,905,467	44,544,608	41,955,385	40,505,782
Long term borrowings	6,142,962	6,166,788	6,192,350	6,216,463	6,239,129	6,261,429
Accrued interest payable	259,847	279,907	311,735	341,494	359,367	370,712
Accrued pension	4,768,470	4,690,584	4,615,699	4,570,725	4,480,261	4,411,462
Other liabilities	3,825,204	2,749,707	2,120,247	2,757,115	1,853,766	1,582,906
Total liabilities	1,039,353,678	793,899,396	786,603,316	789,508,883	774,484,261	739,779,949

Stockholders' equity
Common stock	98,202	68,538	68,454	68,308	68,285	68,285
Additional paid-in capital	92,145,572	53,875,593	53,792,015	53,647,456	53,574,827	53,519,196
Retained earnings	19,066,586	19,543,682	18,531,387	17,087,831	15,332,768	13,576,596
Accumulated other comprehensive loss	(3,946,354)	1,220,486	2,469,758	3,171,006	2,284,600	2,311,030
Total Old Line Bancshares, Inc. stockholders' equity	107,364,006	74,708,299	74,861,614	73,974,601	71,260,480	69,475,107
Non-controlling interest	366,958	378,452	391,547	398,994	419,658	436,725
Total stockholders' equity	107,730,964	75,086,751	75,253,161	74,373,595	71,680,138	69,911,832
Total liabilities and stockholders' equity	$1,147,084,642	$868,986,147	$861,856,477	$863,882,478	$846,164,399	$809,691,781
Shares of basic common stock outstanding	9,820,217	6,853,814	6,845,432	6,830,832	6,828,452	6,828,452

(1) Financial information as of December 31, 2012 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Consolidated Statements of Income

	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,	Three Months Ended March 31,
	2013	2013	2012 (1)	2012	2012	2013	2012	2012
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest revenue
Loans, including fees	$9,327,905	$7,831,823	$8,521,466	$8,702,142	$8,632,296	$17,159,728	$16,585,131	$7,952,835
Investment securities and other	979,699	985,253	1,034,100	1,098,431	1,131,401	1,964,952	2,280,852	1,149,451
Total interest revenue	10,307,604	8,817,076	9,555,566	9,800,573	9,763,697	19,124,680	18,865,983	9,102,286
Interest expense
Deposits	964,955	857,139	963,334	1,057,075	1,087,200	1,822,094	2,214,698	1,127,498
Borrowed funds	139,472	112,487	190,310	206,721	213,111	251,959	425,487	212,376
Total interest expense	1,104,427	969,626	1,153,644	1,263,796	1,300,311	2,074,053	2,640,185	1,339,874
Net interest income	9,203,177	7,847,450	8,401,922	8,536,777	8,463,386	17,050,627	16,225,798	7,762,412
Provision for loan losses	200,000	200,000	400,000	375,000	375,000	400,000	750,000	375,000
Net interest income after provision for loan losses	9,003,177	7,647,450	8,001,922	8,161,777	8,088,386	16,650,627	15,475,798	7,387,412
Non-interest revenue
Service charges on deposit accounts	367,674	300,741	318,250	315,468	328,142	668,415	647,469	319,327
Gain on sales or calls of investment securities	9,659	631,429	307,242	289,511	282,858	641,088	560,028	277,170
Earnings on bank owned life insurance	200,641	133,228	136,171	137,082	138,496	333,869	275,201	136,705
Gains (losses) on sales other real estate owned	145,795	(200,454)	-	(48,509)	191,201	(201,224)	159,213	(31,988)
Losses on disposal of assets	(19,078)	(85,561)	-	-	-	(104,639)	-	-
Gain on sale of loans	146,565	-	-	-	-	146,565	-
Other fees and commissions	301,268	247,683	182,450	146,550	215,089	695,516	392,688	177,599
Total non-interest revenue	1,152,524	1,027,066	944,113	840,102	1,155,786	2,179,590	2,034,599	878,813
Non-interest expense
Salaries & employee benefits	4,126,567	3,232,677	3,188,366	3,016,334	3,024,815	7,359,245	5,833,809	2,808,994
Occupancy & Equipment	1,214,947	1,068,867	931,197	933,775	914,576	2,283,815	1,822,447	907,871
Pension plan termination	-	-	700,884	-	-		-	-
Data processing	329,878	239,057	238,830	214,187	192,232	568,934	416,967	224,735
Merger and integration	2,786,350	240,485	363,375	49,290	29,166	3,026,835	58,333	29,167
Core deposit premium	198,875	177,582	177,582	177,582	177,582	376,457	372,257	194,675
OREO expense	154,908	314,165	124,167	39,092	320,795	469,073	813,183
Other operating	1,723,373	1,606,608	1,531,026	1,651,498	1,590,002	3,329,981	2,618,345	1,520,731
Total non-interest expense	10,534,898	6,879,441	7,255,427	6,081,758	6,249,168	17,414,340	11,935,341	5,686,173

Income (loss) before income taxes	(379,197)	1,795,075	1,690,608	2,920,121	2,995,004	1,415,877	5,575,056	2,580,052
Income tax (benefit) expense	(283,417)	521,722	(18,808)	912,490	982,759	238,305	1,826,764	844,005
Net income (loss)	(95,780)	1,273,353	1,709,416	2,007,631	2,012,245	1,177,572	3,748,292	1,736,047
Less: Net income (loss) attributable to the noncontrolling interest	(11,495)	(13,095)	(7,447)	(20,664)	(17,067)	(24,590)	(37,014)	(19,947)
Net income (loss) available to common stockholders	$(84,285)	$1,286,448	$1,716,863	$2,028,295	$2,029,312	$1,202,162	$3,785,306	$1,755,994
Earnings (loss) per basic share	$(0.01)	$0.19	$0.25	$0.30	$0.30	$0.16	$0.55	$0.26
Earnings (loss) per diluted share	$(0.01)	$0.19	$0.25	$0.29	$0.29	$0.16	$0.55	$0.26
Dividend per common share	$0.04	$0.04	$0.04	$0.04	$0.04	$0.08	$0.08	$0.04
Average number of basic shares	8,505,016	6,848,505	6,834,665	6,829,785	6,828,452	7,681,337	6,824,673	6,820,894
Average number of dilutive shares	8,609,164	6,950,749	6,929,296	6,909,147	6,905,041	7,585,449	6,871,727	6,855,568

(1) Financial information as of December 31, 2012 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries
Average Balances, Interest and Yields

	6/30/2013		3/31/2013		12/31/2012		9/30/2012		6/30/2012		3/31/2012
	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield	Average Balance	Yield
Assets:
Int. Bearing Deposits	$6,978,382	0.11%	$1,870,920	0.15%	$10,506,932	0.20%	$9,609,610	0.21%	$8,718,890	0.21%	$5,240,111	0.16%
Investment Securities	180,559,860	2.81%	168,672,425	3.06%	177,162,367	2.88%	171,086,288	3.11%	165,770,050	3.28%	163,199,617	3.26%
Loans	721,222,893	5.28%	605,701,991	5.35%	587,421,759	5.86%	576,428,450	6.11%	558,859,415	6.27%	549,594,392	5.87%
Allowance for Loan Losses	(4,164,025)		(4,058,816)		(4,186,009)		(4,266,214)		(3,966,131)		(3,825,189)
Total Loans Net of allowance	717,058,868	5.31%	601,643,175	5.39%	583,235,750	5.90%	572,162,236	6.16%	554,893,284	6.32%	545,769,203	5.94%
Total interest-earning assets	904,597,110	4.77%	772,186,520	4.87%	770,905,049	5.15%	752,858,134	5.39%	729,382,224	5.56%	714,208,931	5.26%
Noninterest bearing cash	45,762,911		25,465,996		30,544,104		50,174,932		34,172,441		27,694,416
Other Assets	85,200,150		62,206,398		61,756,948		61,911,524		62,310,069		62,002,664
Total Assets	$1,035,560,171		$859,858,914		$863,206,101		$864,944,590		$825,864,734		$803,906,011

Liabilities and Stockholders' Equity

Interest-bearing Deposits	$686,544,106	0.56%	$552,649,682	0.63%	$551,598,937	0.69%	$553,524,257	0.76%	$524,538,999	0.83%	$521,623,877	0.87%
Borrowed Funds	41,494,215	1.35%	40,335,859	1.13%	35,952,280	2.10%	49,608,300	1.66%	46,432,730	1.85%	45,823,568	1.86%
Total interest-bearing liabilities	728,038,321	0.61%	592,985,541	0.66%	587,551,217	0.78%	603,132,557	0.83%	570,971,729	0.92%	567,447,445	0.95%
Noninterest bearing deposits	205,050,472		187,697,564		197,676,047		186,319,471		181,789,188		164,540,014
	933,088,793		780,683,105		785,227,264		789,452,028		752,760,917		731,987,459

Other Liabilities	6,624,502		6,909,547		7,600,642		6,898,432		6,172,023		6,631,135
Noncontrolling Interest	369,671		387,467		392,942		406,102		423,568		443,876
Stockholder's Equity	95,477,205		71,878,795		69,985,253		68,188,028		66,508,226		64,843,541
Total Liabilities and Stockholder's Equity	$1,035,560,171		$859,858,914		$863,206,101		$864,944,590		$825,864,734		$803,906,011

Net interest spread		4.16%		4.21%		4.37%		4.56%		4.64%		4.31%
Net interest income and Net interest margin(1)	$9,657,000	4.28%	$8,299,213	4.36%	$8,818,546	4.55%	$8,932,729	4.72%	$8,775,024	4.84%	$8,003,071	4.51%

(1)
Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.  See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments positively impacted the yield on loans and increased the net interest margin as follows:

	6/30/2013		3/31/2013		12/31/2012		9/30/2012		6/30/2012		3/31/2012
	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin	Fair Value Accretion Dollars	% Impact on Net Interest Margin
Commercial loans (1)	$38,933	0.02%	$209,144	0.11%	$38,783	0.02%	$64,142	0.03%	$42,718	0.02%	$41,752	0.02%
Mortgage loans (1)	173,261	0.08	(4,500)	(0.00)	819,028	0.42	776,089	0.41	1,007,812	0.56	423,275	0.24
Consumer loans	2,876	0.00	2,371	0.00	2,188	0.00	1,968	0.01	1,899	0.00	1,694	0.00
Interest bearing deposits	85,046	0.04	33,461	0.02	33,379	0.02	33,847	0.01	57,081	0.03	64,813	0.04
Total Fair Value Accretion	$300,116	0.13%	$240,476	0.13%	$893,378	0.46%	$876,046	0.46%	$1,109,510	0.61%	$531,534	0.30%
(1)   Reclassification of a single loan from mortgage loans to commercial loans during the period caused the negative amortization in mortgage loans during the first quarter of 2013.   The impact of this reclassification was immaterial in prior periods.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	6/30/2013		3/31/2013		12/31/2012		9/30/2012		6/30/2012		3/30/2012
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
GAAP net interest income	$9,203,177	4.08%	$7,847,450	4.12%	$8,401,922	4.34%	$8,536,777	4.51%	$8,463,386	4.67%	$7,762,412	4.37%
Tax equivalent adjustment
Federal funds sold	1	0.00	2	0.00	1	0.00	-	-	1	0.00	-	-
Investment securities	285,049	0.13	287,612	0.15	258,483	0.13	241,934	0.13	224,794	0.12	174,470	0.10
Loans	168,773	0.07	164,149	0.09	158,140	0.08	154,018	0.08	86,843	0.05	66,189	0.04
Total tax equivalent adjustment	453,823	0.20	451,763	0.24	416,624	0.21	395,952	0.21	311,638	0.17	240,659	0.14
Tax equivalent interest yield	$9,657,000	4.28%	$8,299,213	4.36%	$8,818,546	4.55%	$8,932,729	4.72%	$8,775,024	4.84%	$8,003,071	4.51%

Old Line Bancshares, Inc. & Subsidiaries
Selected Loan Information
(Dollars in thousands)
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Acquired Loans(1)
Non-accrual(2)	$23,684	$4,064	$4,092	$5,079	$4,842	$4,860
Accruing 30-89 days past due	4,434	802	602	24	726	2,652
Accruing 90 or more days past due	8	-	6	82	940	6

Legacy Loans(3)
Non-accrual	$1,889	$1,388	$1,818	$3,151	$1,787	$1,787
Accruing 30-89 days past due	2,607	2,077	1,799	2,348	2,799	1,278
Accruing 90 or more days past due	-	-	-	2	-	-

Allowance for loan losses as % of gross loans	0.53%	0.66%	0.66%	0.78%	0.71%	0.68%
Allowance for loan losses as % of legacy loans	0.81%	0.84%	0.85%	1.03%	0.96%	0.96%
Total non-performing loans as a % of gross loans	2.77%	0.89%	0.99%	2.00%	1.92%	1.90%
Total non-performing assets as a % of total assets	1.92%	0.94%	1.12%	1.34%	1.31%	1.31%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)
These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  As provided for under ASC 310-30, we recognize interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.